FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 2Q25 DILUTED EPS OF $2.00
Linked-quarter annualized growth for loans was 10.7%; Net interest margin increased to 3.23% in 2Q25

NASHVILLE, TN, July 15, 2025 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $2.00 for the quarter ended June 30, 2025, compared to net income per diluted common share of $0.64 for the quarter ended June 30, 2024, an increase of approximately 212.5 percent. Net income per diluted common share was $3.77 for the six months ended June 30, 2025, compared to net income per diluted common share of $2.21 for the six months ended June 30, 2024, an increase of approximately 70.6 percent.
After considering the adjustments noted in the table below, net income per diluted common share was $2.00 for the three months ended June 30, 2025, compared to $1.63 for the three months ended June 30, 2024, an increase of 22.7 percent. Net income per diluted common share, adjusted for the items noted in the table below, was $3.90 for the six months ended June 30, 2025, compared to net income per diluted common share of $3.16 for the six months ended June 30, 2024, an increase of approximately 23.4 percent.

	Three months ended				Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024		June 30, 2025	June 30, 2024
Diluted earnings per common share	$2.00	$1.77	$0.64		$3.77	$2.21
Adjustments, net of tax (1):
Investment losses on sales of securities, net	—	0.12	0.71		0.12	0.71
Recognition of mortgage servicing asset	—	—	—		—	(0.12)
FDIC special assessment	—	—	—	—	—	0.08
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	0.28		—	0.28
Diluted earnings per common share after adjustments	$2.00	$1.90	$1.63		$3.90	$3.16
Numbers may not foot due to rounding.
(1): Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"Second quarter results demonstrate again the reliability of our differentiated model to produce outsized revenue, earnings per share and loan growth regardless of the operating environment," said M. Terry Turner, Pinnacle's president and chief executive officer. "Our second quarter revenues increased by approximately 36.4 percent linked-quarter annualized over the first quarter of 2025 and 21.8 percent over the same quarter last year. Fully diluted earnings per share after adjustments were up 21.1 percent linked-quarter annualized over the first quarter of 2025 and 22.7 percent over the same quarter last year. Also, loan growth for the second quarter was approximately 10.7 percent linked-quarter annualized in comparison to the first quarter of 2025.
"During the second quarter, we continued to be very active on the recruiting front, attracting 38 revenue producers as we continue to invest in the future growth of our firm. Thus far this year, we have hired 71 revenue producers which puts us on pace to have another very strong recruiting year for our firm. During the second quarter, we announced an expansion into Richmond,

VA, another outstanding banking market in the Southeast. We entered Richmond with a de novo start by hiring six local bankers with an average experience level of approximately 28 years. We are very excited to welcome these banking professionals to the Pinnacle family."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at June 30, 2025, were $54.8 billion, an increase of approximately $546.6 million from March 31, 2025, and $5.4 billion from June 30, 2024, reflecting a linked-quarter annualized increase of 4.0 percent and a year-over-year increase of 11.0 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2024
Loans	$37,105,164	$36,136,746	10.7%	$33,769,150	9.9%
Securities	9,066,651	8,718,794	16.0%	7,882,891	15.0%
Other interest-earning assets	2,923,964	3,776,121	(90.3)%	2,433,910	20.1%
Total interest-earning assets	$49,095,779	$48,631,661	3.8%	$44,085,951	11.4%

Core deposits:
Noninterest-bearing deposits	$8,640,759	$8,507,351	6.3%	$7,932,882	8.9%
Interest-bearing core deposits(1)	$31,120,278	$31,505,648	(4.9)%	$27,024,945	15.2%
Noncore deposits and other funding(2)	$7,698,394	$7,042,510	37.3%	$7,569,703	1.7%
Total funding	$47,459,431	$47,055,509	3.4%	$42,527,530	11.6%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"Loan growth was one of our highlights for the second quarter," said Harold R. Carpenter, Pinnacle’s chief financial officer. "Our commercial and industrial (C&I) loan segment continued to show strong growth as these loans increased 21.9 percent linked quarter annualized in the second quarter. Our other loans, including commercial real estate loans, increased linked-quarter at an annualized rate of approximately 3.5 percent between the first and second quarters. We expect growth rates for other loan segments to increase primarily because our appetite for sound commercial real estate projects has increased because of essentially achieving our lower concentration limits for commercial real estate lending. We have been below our construction lending concentration limit for several quarters and are now just slightly above our limit for the broader commercial real estate lending concentration limit.
"We will continue to rely on our recent hires, newer markets and specialty areas to fuel our loan growth as they move clients from competitors to our firm in an outsized way. As to deposit growth, our deposits increased by $519.8 million in the second quarter from the first quarter. Perhaps most important is that our noninterest bearing deposits, which are primarily composed of client operating accounts, increased by $133.4 million in the second quarter, and are now up by $470.3 million year-to date, or about 11.5 percent annualized."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH AND PROFITABILITY:

Pre-tax, pre-provision net revenues (PPNR) for the three and six months ended June 30, 2025 were $218.5 million and $405.9 million, respectively, compared to $95.2 million and $280.9 million, respectively, recognized in the three and six months ended June 30, 2024. As noted in the table below, adjusted PPNR for the three and six months ended June 30, 2025 were $218.7 million and $418.6 million, respectively, compared to $195.7 million and $377.0 million, respectively, recognized in the three and six months ended June 30, 2024, an increase of 11.8 percent and 11.0 percent, respectively.

	Three months ended			Six months ended
	June 30,			June 30,
(dollars in thousands)	2025	2024	% change	2025	2024	% change
Revenues:
Net interest income	$379,533	$332,262	14.2%	$743,961	$650,296	14.4%
Noninterest income	125,457	34,288	>100.0%	223,883	144,391	55.1%
Total revenues	504,990	366,550	37.8%	967,844	794,687	21.8%
Noninterest expense	286,446	271,389	5.5%	561,933	513,754	9.4%
Pre-tax, pre-provision net revenue	218,544	95,161	>100.0%	405,911	280,933	44.5%
Adjustments:
Investment losses on sales of securities, net	—	72,103	(100.0)%	12,512	72,103	>(100.0)%
Recognition of mortgage servicing asset	—	—	NM	—	(11,812)	(100.0)%
ORE expense	137	22	>100.0%	195	106	84.0%
FDIC special assessment	—	—	NM	—	7,250	(100.0)%
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400	(100.0)%	—	28,400	(100.0)%
Adjusted pre-tax pre-provision net revenue	$218,681	$195,686	11.8%	$418,618	$376,980	11.0%

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net interest margin	3.23%	3.21%	3.14%	3.22%	3.09%
Efficiency ratio	56.72%	59.52%	74.04%	58.06%	64.65%
Return on average assets	1.15%	1.05%	0.41%	1.10%	0.70%
Return on average tangible common equity (TCE)	13.75%	12.51%	4.90%	13.14%	8.48%
Average loan to deposit ratio	83.57%	83.78%	84.95%	83.68%	84.84%

Net interest income for the second quarter of 2025 was $379.5 million, compared to $332.3 million for the second quarter of 2024, a year-over-year growth rate of 14.2 percent. Net interest margin was 3.23 percent for the second quarter of 2025, compared to 3.14 percent for the second quarter of 2024.
Total revenues for the second quarter of 2025 were $505.0 million, compared to $366.6 million for the second quarter of 2024. As noted in the table below, adjusted total revenues for the second quarter of 2025 were $505.0 million, compared to $438.7 million for the second quarter of 2024, a year-over-year increase of 15.1 percent.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2024
Net interest income	$379,533	$364,428	16.6%	$332,262	14.2%
Noninterest income	125,457	98,426	>100.0%	34,288	>100.0%
Total revenues	504,990	462,854	36.4%	366,550	37.8%
Adjustments:
Investment losses on sales of securities, net	—	12,512	(100.0)%	72,103	(100.0)%
Adjusted total revenues	$504,990	$475,366	24.9%	$438,653	15.1%

•Wealth management revenues, which include investment, trust and insurance services, were $32.3 million for the second quarter of 2025, compared to $27.8 million for the second quarter of 2024, a year-over-year increase of 16.4 percent. The increase in wealth management revenues continues to be primarily attributable to an increase in capacity as we hire more revenue producers across the firm, but particularly in the areas of the firm's most recent market extensions.
•Income from the firm's investment in Banker's Healthcare Group (BHG) was $26.0 million for the second quarter of 2025, compared to $18.7 million for the second quarter of 2024, a year-over-year increase of 39.3 percent.
◦BHG's loan originations were $1.5 billion in the second quarter of 2025, compared to $1.2 billion in the first quarter of 2025 and $871 million in the second quarter of 2024.
◦Loans sold to BHG's community bank partners were approximately $614 million in the second quarter of 2025, compared to $605 million in the first quarter of 2025 and $467 million in the second quarter of 2024.
◦BHG reserves for on-balance sheet loan losses were $279.1 million, or 10.5 percent of loans held for investment at June 30, 2025, compared to 9.2 percent at March 31, 2025, and 9.9 percent at June 30, 2024.
◦At June 30, 2025, BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $624.4 million, or 7.8 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, compared to 7.5 percent at March 31, 2025 and 5.9 percent at June 30, 2024.
•Other noninterest income was $47.9 million for the quarter ended June 30, 2025, an increase of $6.1 million from the second quarter of 2024. Contributing to the increase in other noninterest income during the second quarter of 2025 was approximately $3.2 million in revenues due to the increase in fair value of other equity investments.

Noninterest expense for the second quarter of 2025 was $286.4 million, compared to $271.4 million for the second quarter of 2024. As noted in the table below, adjusted noninterest expense for the second quarter of 2025 was $286.3 million, compared to $243.0 million for the second quarter of 2024.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-yr % Change
(dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2024
Noninterest expense	$286,446	$275,487	15.9%	$271,389	5.5%
Less:
ORE expense	137	58	>100.0%	22	>100.0%
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	N/A	28,400	100.0%
Adjusted noninterest expense	$286,309	$275,429	15.8%	$242,967	17.8%

•Salaries and employee benefits were $181.2 million in the second quarter of 2025, compared to $150.1 million in the second quarter of 2024, reflecting a year-over-year increase of 20.7 percent.
◦Cash incentive costs in the second quarter of 2025 totaling $33.5 million were approximately $16.0 million higher than the second quarter of 2024. The increase in cash incentive costs was due to increases in headcount, annual merit raises and other base salary adjustments for participants in the Company's annual cash incentive plan and, importantly, an increase in the estimated payout for anticipated incentive award payouts. The second quarter 2024 accrual assumed an approximate 80 percent of target payout for 2024 compared to a second quarter 2025 accrual that assumes an approximate 115 percent of target payout for 2025.
•Equipment and occupancy costs were $48.0 million in the second quarter of 2025, compared to $41.0 million in the second quarter of 2024, resulting in a year-over-year increase of 17.1 percent. This increase was primarily attributable to the opening of nine new full-service locations throughout the Company's footprint since January 1, 2024 and the relocation of the Company's corporate headquarters to a new location in downtown Nashville during the first quarter of 2025.
•Marketing and other business development costs were $8.8 million in the second quarter of 2025, compared to $6.8 million in the second quarter of 2024, resulting in a year-over-year increase of 29.5 percent. The primary drivers of the increases in marketing and business development costs were the Company's partnership with The Pinnacle, Nashville's newest live music venue, which opened in March 2025, and other factors including increases in both client and associate engagement expenses due to our increased headcount and market extensions.
•Noninterest expense categories, other than those specifically noted above, were $48.4 million in the second quarter of 2025, compared to $73.5 million in the second quarter of 2024, resulting in a year-over-year decrease of 34.1 percent. Primarily impacting the changes in other noninterest expense between the second quarter of 2025 and the comparable period in 2024 was the impact of the $28.4 million in fees paid in the second quarter of 2024 to terminate the resell agreement and professional fees incurred in connection with the capital optimization initiatives completed in the second quarter of 2024.

"Revenue growth has been a focus for us since our founding almost 25 years ago," Carpenter said. "Second quarter revenues amounted to approximately $505.0 million, which was a 37.8 percent increase over the same period last year. Loan growth was the driver for net interest income growth as second quarter net interest income was 14.2 percent greater in the second quarter of 2025 than the same quarter last year. As anticipated, we did experience some margin expansion in the second quarter from the first quarter and expect continued expansion into the third quarter. We attribute margin expansion, in part, to our deliberate focus on prudently managing our funding costs in spite of meaningful growth in our interest earning asset base.
"Noninterest income growth was another highlight for the quarter," Carpenter said. "Excluding the impact of a bond restructuring trade during the first quarter of 2025, we continued to see quarter-over-quarter growth in nearly every core banking fee category. We are particularly pleased with our efforts in commercial analysis and wealth management as we continue to experience strong growth in these strategically important areas. BHG had another sound quarter, providing $26.0 million in fee revenues to our firm in the second quarter of 2025, which was approximately $5.6 million higher than the first quarter of 2025 and $7.3 million higher than the second quarter of 2024."

CAPITAL AND SOUNDNESS:

	As of
	June 30, 2025	December 31, 2024	June 30, 2024
Shareholders' equity to total assets	12.1%	12.2%	12.5%
Tangible common equity to tangible assets	8.6%	8.6%	8.6%
Book value per common share	$82.79	$80.46	$77.15
Tangible book value per common share	$58.70	$56.24	$52.92
Annualized net loan charge-offs to avg. loans (1)	0.20%	0.24%	0.27%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.44%	0.42%	0.30%
Classified asset ratio (Pinnacle Bank) (2)	3.90%	3.79%	3.99%
Construction and land development loans as a percentage of total capital (3)	61.80%	70.50%	72.90%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	228.60%	242.20%	254.00%
Allowance for credit losses (ACL) to total loans	1.14%	1.17%	1.13%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

"We continue to be pleased with the overall soundness of our firm," Carpenter said. "Our capital ratios remain strong, and we have successfully reduced our concentration levels in commercial real estate. All the while, our tangible book value per share, which we believe is a key metric to creating shareholder value, continues to grow in an outsized way. All things considered, despite economic uncertainties and based on our differentiated model, we remain optimistic regarding our performance for the remainder of 2025."

BOARD OF DIRECTORS DECLARES COMMON DIVIDENDS

On July 15, 2025, Pinnacle Financial's Board of Directors approved a quarterly cash dividend of $0.24 per common share to be paid on Aug. 29, 2025 to common shareholders of record as of the close of business on Aug. 1, 2025. Additionally, Pinnacle's Board of Directors approved a quarterly cash dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on Sept. 1, 2025 to shareholders of record at the close of business on Aug. 17, 2025. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on July 16, 2025, to discuss second quarter 2025 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at investors.pnfp.com.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2024 deposit data from the FDIC. Pinnacle is No. 9 on FORTUNE magazine’s 2025 list of 100 Best Companies to Work For® in the U.S., its ninth consecutive appearance and was recognized by American Banker as one of America’s Best Banks to Work For 12 years in a row and No. 1 among banks with more than $10 billion in assets in 2024.

The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $54.8 billion in assets as of June 30, 2025. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in several primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "aim," "anticipate," "intend," "may," "should," "plan," "looking for," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of persistent elevated interest rates, the negative impact of inflationary pressures and challenging and uncertain economic conditions on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the impact of U.S. and global economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; (iv) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (v) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout the Southeast region of the United States, particularly in commercial and residential real estate markets; (vi) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (viii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (ix) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (x) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from elevated deposit and other funding costs; (xi) the results of regulatory examinations of Pinnacle Financial, Pinnacle Bank or BHG, or companies with whom they do business; (xii) BHG's ability to profitably grow its business and successfully execute on its business plans; (xiii) risks of expansion into new geographic or product markets; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xv) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xvi) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xvii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xviii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam or ransomware attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxii) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xxiii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xxiv) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxvi) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvii) the availability of and access to capital; (xxviii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions involving Pinnacle Financial, Pinnacle Bank or BHG; and (xxix) general competitive, economic, political and market conditions.
Throughout this document, numbers may not foot due to rounding. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024 and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2025 versus certain periods in 2024 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	June 30, 2025	Dec. 31, 2024	June 30, 2024
ASSETS
Cash and noninterest-bearing due from banks	$370,926	$320,320	$219,110
Restricted cash	112,547	93,645	50,924
Interest-bearing due from banks	2,506,531	3,021,960	2,107,883
Cash and cash equivalents	2,990,004	3,435,925	2,377,917
Securities purchased with agreement to resell	93,293	66,449	71,903
Securities available-for-sale, at fair value	6,378,688	5,582,369	4,908,967
Securities held-to-maturity (fair value of $2.4 billion, $2.6 billion and $2.7 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at June 30, 2025, Dec. 31, 2024, and June 30, 2024, respectively)	2,687,963	2,798,899	2,973,924
Consumer loans held-for-sale	201,342	175,627	187,154
Commercial loans held-for-sale	10,251	19,700	16,046
Loans	37,105,164	35,485,776	33,769,150
Less allowance for credit losses	(422,125)	(414,494)	(381,601)
Loans, net	36,683,039	35,071,282	33,387,549
Premises and equipment, net	321,062	311,277	282,775
Equity method investment	380,982	436,707	433,073
Accrued interest receivable	219,395	214,080	220,232
Goodwill	1,848,904	1,849,260	1,846,973
Core deposits and other intangible assets	19,506	21,423	24,313
Other real estate owned	4,835	1,278	2,636
Other assets	2,962,187	2,605,173	2,633,507
Total assets	$54,801,451	$52,589,449	$49,366,969
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,640,759	$8,170,448	$7,932,882
Interest-bearing	14,301,168	14,125,194	12,600,723
Savings and money market accounts	17,116,882	16,197,397	14,437,407
Time	4,940,435	4,349,953	4,799,368
Total deposits	44,999,244	42,842,992	39,770,380
Securities sold under agreements to repurchase	258,454	230,244	220,885
Federal Home Loan Bank advances	1,775,470	1,874,134	2,110,885
Subordinated debt and other borrowings	426,263	425,821	425,380
Accrued interest payable	49,181	55,619	58,881
Other liabilities	655,602	728,758	605,890
Total liabilities	48,164,214	46,157,568	43,192,301
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at June 30, 2025, Dec. 31, 2024, and June 30, 2024, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.5 million, 77.2 million and 77.2 million shares issued and outstanding at June 30, 2025, Dec. 31, 2024, and June 30, 2024, respectively	77,548	77,242	77,217
Additional paid-in capital	3,131,498	3,129,680	3,110,993
Retained earnings	3,429,363	3,175,777	2,919,923
Accumulated other comprehensive loss, net of taxes	(218,298)	(167,944)	(150,591)
Total shareholders' equity	6,637,237	6,431,881	6,174,668
Total liabilities and shareholders' equity	$54,801,451	$52,589,449	$49,366,969
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income:
Loans, including fees	$568,857	$547,368	$551,659	$1,116,225	$1,092,858
Securities
Taxable	66,989	61,853	51,578	128,842	96,048
Tax-exempt	27,104	25,230	24,372	52,334	48,972
Federal funds sold and other	31,820	33,709	40,781	65,529	80,995
Total interest income	694,770	668,160	668,390	1,362,930	1,318,873
Interest expense:
Deposits	284,614	273,393	304,449	558,007	605,417
Securities sold under agreements to repurchase	1,222	1,026	1,316	2,248	2,715
FHLB advances and other borrowings	29,401	29,313	30,363	58,714	60,445
Total interest expense	315,237	303,732	336,128	618,969	668,577
Net interest income	379,533	364,428	332,262	743,961	650,296
Provision for credit losses	24,245	16,960	30,159	41,205	64,656
Net interest income after provision for credit losses	355,288	347,468	302,103	702,756	585,640
Noninterest income:
Service charges on deposit accounts	17,092	17,028	14,563	34,120	28,002
Investment services	19,324	18,817	15,720	38,141	30,471
Insurance sales commissions	3,693	4,674	3,715	8,367	7,567
Gains on mortgage loans sold, net	1,965	2,507	3,270	4,472	6,149
Investment losses on sales of securities, net	—	(12,512)	(72,103)	(12,512)	(72,103)
Trust fees	9,280	9,340	8,323	18,620	15,738
Income from equity method investment	26,027	20,405	18,688	46,432	34,723
Gain on sale of fixed assets	202	210	325	412	383
Other noninterest income	47,874	37,957	41,787	85,831	93,461
Total noninterest income	125,457	98,426	34,288	223,883	144,391
Noninterest expense:
Salaries and employee benefits	181,246	172,089	150,117	353,335	296,127
Equipment and occupancy	48,043	46,180	41,036	94,223	80,682
Other real estate, net	137	58	22	195	106
Marketing and other business development	8,772	8,666	6,776	17,438	12,901
Postage and supplies	3,192	3,370	3,135	6,562	5,906
Amortization of intangibles	1,400	1,417	1,568	2,817	3,152
Other noninterest expense	43,656	43,707	68,735	87,363	114,880
Total noninterest expense	286,446	275,487	271,389	561,933	513,754
Income before income taxes	194,299	170,407	65,002	364,706	216,277
Income tax expense	35,759	29,999	11,840	65,758	39,171
Net income	158,540	140,408	53,162	298,948	177,106
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(7,596)	(7,596)
Net income available to common shareholders	$154,742	$136,610	$49,364	$291,352	$169,510
Per share information:
Basic net income per common share	$2.01	$1.78	$0.65	$3.79	$2.22
Diluted net income per common share	$2.00	$1.77	$0.64	$3.77	$2.21
Weighted average common shares outstanding:
Basic	76,891,035	76,726,545	76,506,121	76,809,244	76,392,287
Diluted	77,277,054	76,964,625	76,644,227	77,212,262	76,531,419
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788
Preferred dividends paid ($33.76 per share)	—	—	—	—	(7,596)	—	(7,596)
Common dividends paid ($0.44 per share)	—	—	—	—	(34,514)	—	(34,514)
Issuance of restricted common shares	—	212	212	(212)	—	—	—
Forfeiture of restricted common shares	—	(18)	(18)	18	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(55)	(55)	(4,529)	—	—	(4,584)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,739)	—	—	(14,428)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	20,962	—	—	20,962
Net income	—	—	—	—	177,106	—	177,106
Other comprehensive gain	—	—	—	—	—	1,934	1,934
Balance at June 30, 2024	$217,126	77,217	$77,217	$3,110,993	$2,919,923	$(150,591)	$6,174,668

Balance at December 31, 2024	$217,126	77,242	$77,242	$3,129,680	$3,175,777	$(167,944)	$6,431,881
Preferred dividends paid ($33.76 per share)	—	—	—	—	(7,596)	—	(7,596)
Common dividends paid ($0.48 per share)	—	—	—	—	(37,766)	—	(37,766)
Issuance of restricted common shares	—	162	162	(162)	—	—	—
Forfeiture of restricted common shares	—	(21)	(21)	21	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(55)	(55)	(6,211)	—	—	(6,266)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	220	220	(13,409)	—	—	(13,189)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	21,579	—	—	21,579
Net income	—	—	—	—	298,948	—	298,948
Other comprehensive loss	—	—	—	—	—	(50,354)	(50,354)
Balance at June 30, 2025	$217,126	77,548	$77,548	$3,131,498	$3,429,363	$(218,298)	$6,637,237

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2025	2025	2024	2024	2024	2024
Balance sheet data, at quarter end:
Commercial and industrial loans	$14,905,306	14,131,312	13,815,817	12,986,865	12,328,622	11,893,198
Commercial real estate - owner occupied loans	4,744,806	4,594,376	4,388,531	4,264,743	4,217,351	4,044,973
Commercial real estate - investment loans	5,891,694	5,977,583	5,931,420	5,919,235	5,998,326	6,138,711
Commercial real estate - multifamily and other loans	2,393,696	2,360,515	2,198,698	2,213,153	2,185,858	1,924,931
Consumer real estate - mortgage loans	5,163,761	4,977,358	4,914,482	4,907,766	4,874,846	4,828,416
Construction and land development loans	3,412,060	3,525,860	3,699,321	3,486,504	3,621,563	3,818,334
Consumer and other loans	593,841	569,742	537,507	530,044	542,584	514,310
Total loans	37,105,164	36,136,746	35,485,776	34,308,310	33,769,150	33,162,873
Allowance for credit losses	(422,125)	(417,462)	(414,494)	(391,534)	(381,601)	(371,337)
Securities	9,066,651	8,718,794	8,381,268	8,293,241	7,882,891	7,371,847
Total assets	54,801,451	54,254,804	52,589,449	50,701,888	49,366,969	48,894,196
Noninterest-bearing deposits	8,640,759	8,507,351	8,170,448	8,229,394	7,932,882	7,958,739
Total deposits	44,999,244	44,479,463	42,842,992	40,954,888	39,770,380	39,402,025
Securities sold under agreements to repurchase	258,454	263,993	230,244	209,956	220,885	201,418
FHLB advances	1,775,470	1,886,011	1,874,134	2,146,395	2,110,885	2,116,417
Subordinated debt and other borrowings	426,263	426,042	425,821	425,600	425,380	425,159
Total shareholders' equity	6,637,237	6,543,142	6,431,881	6,344,258	6,174,668	6,103,851
Balance sheet data, quarterly averages:
Total loans	$36,967,754	36,041,530	34,980,900	34,081,759	33,516,804	33,041,954
Securities	8,986,542	8,679,934	8,268,583	8,176,250	7,322,588	7,307,201
Federal funds sold and other	2,854,113	2,958,593	3,153,751	2,601,267	3,268,307	3,274,062
Total earning assets	48,808,409	47,680,057	46,403,234	44,859,276	44,107,699	43,623,217
Total assets	53,824,500	52,525,831	51,166,643	49,535,543	48,754,091	48,311,260
Noninterest-bearing deposits	8,486,681	8,206,751	8,380,760	8,077,655	8,000,159	7,962,217
Total deposits	44,233,628	43,018,951	41,682,341	40,101,199	39,453,828	38,995,709
Securities sold under agreements to repurchase	255,662	230,745	223,162	230,340	213,252	210,888
FHLB advances	1,838,449	1,877,596	2,006,736	2,128,793	2,106,786	2,214,489
Subordinated debt and other borrowings	427,805	427,624	427,503	427,380	427,256	428,281
Total shareholders' equity	6,601,662	6,515,904	6,405,867	6,265,710	6,138,722	6,082,616
Statement of operations data, for the three months ended:
Interest income	$694,770	668,160	684,360	694,865	668,390	650,483
Interest expense	315,237	303,732	320,570	343,361	336,128	332,449
Net interest income	379,533	364,428	363,790	351,504	332,262	318,034
Provision for credit losses	24,245	16,960	29,652	26,281	30,159	34,497
Net interest income after provision for credit losses	355,288	347,468	334,138	325,223	302,103	283,537
Noninterest income	125,457	98,426	111,545	115,242	34,288	110,103
Noninterest expense	286,446	275,487	261,897	259,319	271,389	242,365
Income before income taxes	194,299	170,407	183,786	181,146	65,002	151,275
Income tax expense	35,759	29,999	32,527	34,455	11,840	27,331
Net income	158,540	140,408	151,259	146,691	53,162	123,944
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$154,742	136,610	147,461	142,893	49,364	120,146
Profitability and other ratios:
Return on avg. assets (1)	1.15%	1.05%	1.15%	1.15%	0.41%	1.00%
Return on avg. equity (1)	9.40%	8.50%	9.16%	9.07%	3.23%	7.94%
Return on avg. common equity (1)	9.72%	8.80%	9.48%	9.40%	3.35%	8.24%
Return on avg. tangible common equity (1)	13.75%	12.51%	13.58%	13.61%	4.90%	12.11%
Common stock dividend payout ratio (14)	12.73%	15.53%	14.72%	16.73%	17.29%	12.59%
Net interest margin (2)	3.23%	3.21%	3.22%	3.22%	3.14%	3.04%
Noninterest income to total revenue (3)	24.84%	21.27%	23.47%	24.69%	9.35%	25.72%
Noninterest income to avg. assets (1)	0.93%	0.76%	0.87%	0.93%	0.28%	0.92%
Noninterest exp. to avg. assets (1)	2.13%	2.13%	2.04%	2.08%	2.24%	2.02%
Efficiency ratio (4)	56.72%	59.52%	55.10%	55.56%	74.04%	56.61%
Avg. loans to avg. deposits	83.57%	83.78%	83.92%	84.99%	84.95%	84.73%
Securities to total assets	16.54%	16.07%	15.94%	16.36%	15.97%	15.08%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2025			June 30, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$36,967,754	$568,857	6.26%	$33,516,804	$551,659	6.71%
Securities
Taxable	5,625,309	66,989	4.78%	4,085,859	51,578	5.08%
Tax-exempt (2)	3,361,233	27,104	3.87%	3,236,729	24,372	3.61%
Interest-bearing due from banks	2,523,742	26,449	4.20%	2,541,394	33,607	5.32%
Resell agreements	77,378	2,116	10.97%	476,435	3,641	3.07%
Federal funds sold	—	—	—%	—	—	—%
Other	252,993	3,255	5.16%	250,478	3,533	5.67%
Total interest-earning assets	48,808,409	$694,770	5.82%	44,107,699	$668,390	6.20%
Nonearning assets
Intangible assets	1,869,405			1,872,282
Other nonearning assets	3,146,686			2,774,110
Total assets	$53,824,500			$48,754,091

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,220,572	114,693	3.23%	12,118,160	118,785	3.94%
Savings and money market	16,816,295	124,409	2.97%	14,659,713	134,399	3.69%
Time	4,710,080	45,512	3.88%	4,675,796	51,265	4.41%
Total interest-bearing deposits	35,746,947	284,614	3.19%	31,453,669	304,449	3.89%
Securities sold under agreements to repurchase	255,662	1,222	1.92%	213,252	1,316	2.48%
Federal Home Loan Bank advances	1,838,449	21,325	4.65%	2,106,786	24,395	4.66%
Subordinated debt and other borrowings	427,805	8,076	7.57%	427,256	5,968	5.62%
Total interest-bearing liabilities	38,268,863	315,237	3.30%	34,200,963	336,128	3.95%
Noninterest-bearing deposits	8,486,681	—	—	8,000,159	—	—
Total deposits and interest-bearing liabilities	46,755,544	$315,237	2.70%	42,201,122	$336,128	3.20%
Other liabilities	467,294			414,247
Shareholders' equity	6,601,662			6,138,722
Total liabilities and shareholders' equity	$53,824,500			$48,754,091
Net interest income		$379,533			$332,262
Net interest spread (3)			2.52%			2.25%
Net interest margin (4)			3.23%			3.14%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $13.8 million of taxable equivalent income for the three months ended June 30, 2025 compared to $11.9 million for the three months ended June 30, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended June 30, 2025 would have been 3.12% compared to a net interest spread of 3.00% for the three months ended June 30, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2025			June 30, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$36,507,201	$1,116,225	6.25%	$33,279,379	$1,092,858	6.69%
Securities
Taxable	5,529,552	128,842	4.70%	4,002,696	96,048	4.83%
Tax-exempt (2)	3,304,533	52,334	3.82%	3,312,198	48,972	3.54%
Interest-bearing due from banks	2,584,209	55,342	4.32%	2,509,097	66,359	5.32%
Resell agreements	67,945	3,751	11.13%	510,111	7,499	2.96%
Federal funds sold	—	—	—%	—	—	—%
Other	253,890	6,436	5.11%	251,976	7,137	5.70%
Total interest-earning assets	48,247,330	$1,362,930	5.81%	43,865,457	$1,318,873	6.15%
Nonearning assets
Intangible assets	1,869,783			1,873,076
Other nonearning assets	3,061,641			2,794,141
Total assets	$53,178,754			$48,532,674

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,178,740	226,444	3.22%	11,842,966	231,513	3.93%
Savings and money market	16,581,963	243,251	2.96%	14,634,200	269,151	3.70%
Time	4,521,453	88,312	3.94%	4,766,414	104,753	4.42%
Total interest-bearing deposits	35,282,156	558,007	3.19%	31,243,580	605,417	3.90%
Securities sold under agreements to repurchase	243,273	2,248	1.86%	212,070	2,715	2.57%
Federal Home Loan Bank advances	1,857,914	42,596	4.62%	2,160,637	48,515	4.52%
Subordinated debt and other borrowings	427,715	16,118	7.60%	427,768	11,930	5.61%
Total interest-bearing liabilities	37,811,058	618,969	3.30%	34,044,055	668,577	3.95%
Noninterest-bearing deposits	8,347,489	—	—	7,981,188	—	—
Total deposits and interest-bearing liabilities	46,158,547	$618,969	2.70%	42,025,243	$668,577	3.20%
Other liabilities	461,187			396,762
Shareholders' equity	6,559,020			6,110,669
Total liabilities and shareholders' equity	$53,178,754			$48,532,674
Net interest income		$743,961			$650,296
Net interest spread (3)			2.51%			2.21%
Net interest margin (4)			3.22%			3.09%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $26.3 million of taxable equivalent income for the six months ended June 30, 2025 compared to $23.7 million for the six months ended June 30, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2025 would have been 3.10% compared to a net interest spread of 2.96% for the six months ended June 30, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2025	2025	2024	2024	2024	2024
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$157,170	171,570	147,825	119,293	97,649	108,325
ORE and other nonperforming assets (NPAs)	4,835	3,656	1,280	823	2,760	2,766
Total nonperforming assets	$162,005	175,226	149,105	120,116	100,409	111,091
Past due loans over 90 days and still accruing interest	$4,652	4,337	3,515	3,611	4,057	5,273
Accruing purchase credit deteriorated loans	$10,344	12,215	13,877	5,715	6,021	6,222
Net loan charge-offs	$18,737	13,992	20,807	18,348	22,895	16,215
Allowance for credit losses to nonaccrual loans	268.6%	243.3%	280.4%	328.2%	390.8%	342.8%
As a percentage of total loans:
Past due accruing loans over 30 days	0.14%	0.14%	0.15%	0.16%	0.16%	0.17%
Potential problem loans	0.12%	0.15%	0.13%	0.14%	0.18%	0.28%
Allowance for credit losses	1.14%	1.16%	1.17%	1.14%	1.13%	1.12%
Nonperforming assets to total loans, ORE and other NPAs	0.44%	0.48%	0.42%	0.35%	0.30%	0.33%
Classified asset ratio (Pinnacle Bank) (6)	3.9%	4.4%	3.8%	3.9%	4.0%	4.9%
Annualized net loan charge-offs to avg. loans (5)	0.20%	0.16%	0.24%	0.21%	0.27%	0.20%

Interest rates and yields:
Loans	6.26%	6.24%	6.42%	6.75%	6.71%	6.67%
Securities	4.44%	4.30%	4.27%	4.58%	4.43%	4.06%
Total earning assets	5.82%	5.79%	5.97%	6.27%	6.20%	6.11%
Total deposits, including non-interest bearing	2.58%	2.58%	2.74%	3.08%	3.10%	3.10%
Securities sold under agreements to repurchase	1.92%	1.80%	2.11%	2.58%	2.48%	2.67%
FHLB advances	4.65%	4.59%	4.59%	4.66%	4.66%	4.38%
Subordinated debt and other borrowings	7.57%	7.63%	8.11%	5.97%	5.62%	5.60%
Total deposits and interest-bearing liabilities	2.70%	2.70%	2.88%	3.19%	3.20%	3.20%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.1%	12.1%	12.2%	12.5%	12.5%	12.5%
Common equity Tier one	10.7%	10.7%	10.8%	10.8%	10.7%	10.4%
Tier one risk-based	11.2%	11.2%	11.3%	11.4%	11.2%	10.9%
Total risk-based	13.0%	13.0%	13.1%	13.2%	13.2%	12.9%
Leverage	9.5%	9.5%	9.6%	9.6%	9.5%	9.5%
Tangible common equity to tangible assets	8.6%	8.5%	8.6%	8.7%	8.6%	8.5%
Pinnacle Bank ratios:
Common equity Tier one	11.5%	11.5%	11.6%	11.7%	11.5%	11.3%
Tier one risk-based	11.5%	11.5%	11.6%	11.7%	11.5%	11.3%
Total risk-based	12.4%	12.4%	12.5%	12.6%	12.5%	12.2%
Leverage	9.7%	9.7%	9.8%	9.8%	9.7%	9.7%
Construction and land development loans as a percentage of total capital (17)	61.8%	65.6%	70.5%	68.2%	72.9%	77.5%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	228.6%	236.4%	242.2%	243.3%	254.0%	258.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2025	2025	2024	2024	2024	2024

Per share data:
Earnings per common share – basic	$2.01	1.78	1.93	1.87	0.65	1.58
Earnings per common share - basic, excluding non-GAAP adjustments	$2.01	1.90	1.92	1.87	1.63	1.54
Earnings per common share – diluted	$2.00	1.77	1.91	1.86	0.64	1.57
Earnings per common share - diluted, excluding non-GAAP adjustments	$2.00	1.90	1.90	1.86	1.63	1.53
Common dividends per share	$0.24	0.24	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$82.79	81.57	80.46	79.33	77.15	76.23
Tangible book value per common share at quarter end (7)	$58.70	57.47	56.24	55.12	52.92	51.98
Revenue per diluted common share	$6.53	6.01	6.14	6.08	4.78	5.60
Revenue per diluted common share, excluding non-GAAP adjustments	$6.53	6.18	6.14	6.08	5.72	5.45

Investor information:
Closing sales price of common stock on last trading day of quarter	$110.41	106.04	114.39	97.97	80.04	85.88
High closing sales price of common stock during quarter	$111.51	126.15	129.87	100.56	84.70	91.82
Low closing sales price of common stock during quarter	$87.19	99.42	92.95	76.97	74.62	79.26

Closing sales price of depositary shares on last trading day of quarter	$23.91	24.10	24.23	24.39	23.25	23.62
High closing sales price of depositary shares during quarter	$24.56	25.25	25.02	24.50	23.85	24.44
Low closing sales price of depositary shares during quarter	$23.76	24.10	24.23	23.25	22.93	22.71

Other information:
Residential mortgage loan sales:
Gross loans sold	$192,859	145,645	185,707	209,144	217,080	148,576
Gross fees (8)	$4,068	3,761	4,360	4,974	5,368	3,540
Gross fees as a percentage of loans originated	2.11%	2.58%	2.35%	2.38%	2.47%	2.38%
Net gain on residential mortgage loans sold	$1,965	2,507	2,344	2,643	3,270	2,879
Investment gains (losses) on sales of securities, net (13)	$—	(12,512)	249	—	(72,103)	—
Brokerage account assets, at quarter end (9)	$14,665,349	13,324,592	13,086,359	12,791,337	11,917,578	10,756,108
Trust account managed assets, at quarter end	$7,664,867	7,293,630	7,061,868	6,830,323	6,443,916	6,297,887
Core deposits (10)	$39,761,037	40,012,999	38,046,904	35,764,640	34,957,827	34,638,610
Core deposits to total funding (10)	83.8%	85.0%	83.9%	81.8%	82.2%	82.2%
Risk-weighted assets	$44,413,507	43,210,918	41,976,450	40,530,585	39,983,191	40,531,311
Number of offices	137	136	137	136	135	128
Total core deposits per office	$290,227	294,213	277,715	262,975	258,947	270,614
Total assets per full-time equivalent employee	$15,109	15,092	14,750	14,418	14,231	14,438
Annualized revenues per full-time equivalent employee	$558.5	522.2	530.4	528.0	425.0	508.5
Annualized expenses per full-time equivalent employee	$316.8	310.8	292.2	293.4	314.6	287.8
Number of employees (full-time equivalent)	3,627.0	3,595.0	3,565.5	3,516.5	3,469.0	3,386.5
Associate retention rate (11)	93.4%	94.3%	94.5%	94.6%	94.4%	94.2%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Six months ended
(dollars in thousands, except per share data)	June	March	June	June	June
	2025	2025	2024	2025	2024

Net interest income	$379,533	364,428	332,262	743,961	650,296

Noninterest income	125,457	98,426	34,288	223,883	144,391
Total revenues	504,990	462,854	366,550	967,844	794,687
Less: Investment losses on sales of securities, net	—	12,512	72,103	12,512	72,103
Recognition of mortgage servicing asset	—	—	—	—	(11,812)
Total revenues excluding the impact of adjustments noted above	$504,990	475,366	438,653	980,356	854,978

Noninterest expense	$286,446	275,487	271,389	561,933	513,754
Less: ORE expense	137	58	22	195	106
FDIC special assessment	—	—	—	—	7,250
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	28,400	—	28,400
Noninterest expense excluding the impact of adjustments noted above	$286,309	275,429	242,967	561,738	477,998

Pre-tax income	$194,299	170,407	65,002	364,706	216,277
Provision for credit losses	24,245	16,960	30,159	41,205	64,656
Pre-tax pre-provision net revenue	218,544	187,367	95,161	405,911	280,933
Less: Adjustments noted above	137	12,570	100,525	12,707	96,047
Adjusted pre-tax pre-provision net revenue (12)	$218,681	199,937	195,686	418,618	376,980

Noninterest income	$125,457	98,426	34,288	223,883	144,391
Less: Adjustments noted above	—	12,512	72,103	12,512	60,291
Noninterest income excluding the impact of adjustments noted above	$125,457	110,938	106,391	236,395	204,682

Efficiency ratio (4)	56.72%	59.52%	74.04%	58.06%	64.65%
Less: Adjustments noted above	(0.03)%	(1.58)%	(18.65)%	(0.76)%	(8.74)%
Efficiency ratio excluding adjustments noted above (4)	56.70%	57.94%	55.39%	57.30%	55.91%

Total average assets	$53,824,500	52,525,831	48,754,091	53,178,754	48,532,674

Noninterest income to average assets (1)	0.93%	0.76%	0.28%	0.85%	0.60%
Less: Adjustments noted above	—%	0.10%	0.60%	0.05%	0.25%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.93%	0.86%	0.88%	0.90%	0.85%

Noninterest expense to average assets (1)	2.13%	2.13%	2.24%	2.13%	2.13%
Less: Adjustments as noted above	—%	—%	(0.24)%	—%	(0.15)%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.13%	2.13%	2.00%	2.13%	1.98%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	June	March	December	September	June	March
	2025	2025	2024	2024	2024	2024
Net income available to common shareholders	$154,742	136,610	147,461	142,893	49,364	120,146
Investment (gains) losses on sales of securities, net	—	12,512	(249)	—	72,103	—
Loss on BOLI restructuring	—	—	—	—	—	—
ORE expense	137	58	58	56	22	84
FDIC special assessment	—	—	—	—	—	7,250
Recognition of mortgage servicing asset	—	—	—	—	—	(11,812)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	28,400	—
Tax effect on above noted adjustments (16)	(34)	(3,143)	48	(14)	(25,131)	1,120
Net income available to common shareholders excluding adjustments noted above	$154,844	146,037	147,318	142,935	124,758	116,788

Basic earnings per common share	$2.01	1.78	1.93	1.87	0.65	1.58
Less:
Investment (gains) losses on sales of securities, net	—	0.16	(0.01)	—	0.94	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	—	0.10
Recognition of mortgage servicing asset	—	—	—	—	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	0.37	—
Tax effect on above noted adjustments (16)	—	(0.04)	—	—	(0.33)	0.01
Basic earnings per common share excluding adjustments noted above	$2.01	1.90	1.92	1.87	1.63	1.54

Diluted earnings per common share	$2.00	1.77	1.91	1.86	0.64	1.57
Less:
Investment (gains) losses on sales of securities, net	—	0.16	(0.01)	—	0.94	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	—	0.10
Recognition of mortgage servicing asset	—	—	—	—	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	0.37	—
Tax effect on above noted adjustments (16)	—	(0.04)	—		(0.32)	0.01
Diluted earnings per common share excluding the adjustments noted above	$2.00	1.90	1.90	1.86	1.63	1.53

Revenue per diluted common share	$6.53	6.01	6.14	6.08	4.78	5.60
Adjustments due to revenue-impacting items as noted above	—	0.16	—	—	0.94	(0.15)
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$6.53	6.18	6.14	6.08	5.72	5.45

Book value per common share at quarter end (7)	$82.79	81.57	80.46	79.33	77.15	76.23
Adjustment due to goodwill, core deposit and other intangible assets	(24.09)	(24.10)	(24.22)	(24.21)	(24.23)	(24.25)
Tangible book value per common share at quarter end (7)	$58.70	57.47	56.24	55.12	52.92	51.98

Equity method investment (15)
Fee income from BHG, net of amortization	$26,027	20,405	12,070	16,379	18,688	16,035
Funding cost to support investment	5,205	5,515	4,869	5,762	5,704	5,974
Pre-tax impact of BHG	20,822	14,890	7,201	10,617	12,984	10,061
Income tax expense at statutory rates (16)	5,206	3,723	1,800	2,654	3,246	2,515
Earnings attributable to BHG	$15,617	11,168	5,401	7,963	9,738	7,546
Basic earnings per common share attributable to BHG	$0.20	0.15	0.07	0.10	0.13	0.10
Diluted earnings per common share attributable to BHG	$0.20	0.15	0.07	0.10	0.13	0.10
This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Six months ended
(dollars in thousands, except per share data)	June 30,
	2025	2024
Net income available to common shareholders	$291,352	169,510
Investment losses on sales of securities, net	12,512	72,103
ORE expense	195	106
FDIC special assessment	—	7,250
Recognition of mortgage servicing asset	—	(11,812)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400
Tax effect on adjustments noted above (16)	(3,177)	(24,012)
Net income available to common shareholders excluding adjustments noted above	$300,882	241,545

Basic earnings per common share	$3.79	2.22
Less:
Investment losses on sales of securities, net	0.16	0.94
ORE expense	—	—
FDIC special assessment	—	0.09
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Tax effect on above noted adjustments (16)	(0.04)	(0.31)
Basic earnings per common share excluding adjustments noted above	$3.92	3.16

Diluted earnings per common share	3.77	2.21
Less:
Investment losses on sales of securities, net	0.16	0.94
ORE expense	—	—
FDIC special assessment	—	0.09
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Tax effect on above noted adjustments (16)	(0.04)	(0.31)
Diluted earnings per common share excluding the adjustments noted above	$3.90	3.16

Revenue per diluted common share	$12.53	10.38
Adjustments due to revenue-impacting items as noted above	0.16	0.79
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$12.70	11.17

Equity method investment (15)
Fee income from BHG, net of amortization	$46,432	34,723
Funding cost to support investment	10,720	11,584
Pre-tax impact of BHG	35,712	23,139
Income tax expense at statutory rates (16)	8,928	5,785
Earnings attributable to BHG	$26,784	17,354

Basic earnings per common share attributable to BHG	$0.35	0.23
Diluted earnings per common share attributable to BHG	$0.35	0.23

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Six months ended
(dollars in thousands, except per share data)	June	March	June	June	June
	2025	2025	2024	2025	2024

Return on average assets (1)	1.15%	1.05%	0.41%	1.10%	0.70%
Adjustments as noted above	—%	0.07%	0.62%	0.04%	0.30%
Return on average assets excluding adjustments noted above (1)	1.15%	1.13%	1.03%	1.14%	1.00%

Tangible assets:
Total assets	$54,801,451	54,254,804	49,366,969	$54,801,451	49,366,969
Less: Goodwill	(1,848,904)	(1,849,260)	(1,846,973)	(1,848,904)	(1,846,973)
Core deposit and other intangible assets	(19,506)	(20,007)	(24,313)	(19,506)	(24,313)
Net tangible assets	$52,933,041	52,385,537	47,495,683	$52,933,041	47,495,683

Tangible common equity:
Total shareholders' equity	$6,637,237	6,543,142	6,174,668	$6,637,237	6,174,668
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,420,111	6,326,016	5,957,542	6,420,111	5,957,542
Less: Goodwill	(1,848,904)	(1,849,260)	(1,846,973)	(1,848,904)	(1,846,973)
Core deposit and other intangible assets	(19,506)	(20,007)	(24,313)	(19,506)	(24,313)
Net tangible common equity	$4,551,701	4,456,749	4,086,256	$4,551,701	4,086,256

Ratio of tangible common equity to tangible assets	8.60%	8.51%	8.60%	8.60%	8.60%

Average tangible assets:
Average assets	$53,824,500	52,525,831	48,754,091	$53,178,754	48,532,674
Less: Average goodwill	(1,849,255)	(1,849,260)	(1,846,973)	(1,849,258)	(1,846,973)
Average core deposit and other intangible assets	(20,150)	(20,905)	(25,309)	(20,525)	(26,103)
Net average tangible assets	$51,955,095	50,655,666	46,881,809	$51,308,971	46,659,598

Return on average assets (1)	1.15%	1.05%	0.41%	1.10%	0.70%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.04%	0.01%	0.04%	0.03%
Return on average tangible assets (1)	1.19%	1.09%	0.42%	1.15%	0.73%
Adjustments as noted above	—%	0.08%	0.65%	0.04%	0.31%
Return on average tangible assets excluding adjustments noted above (1)	1.20%	1.17%	1.07%	1.18%	1.04%

Average tangible common equity:
Average shareholders' equity	$6,601,662	6,515,904	6,138,722	$6,559,020	6,110,669
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	6,384,536	6,298,778	5,921,596	6,341,894	5,893,543
Less: Average goodwill	(1,849,255)	(1,849,260)	(1,846,973)	(1,849,258)	(1,846,973)
Average core deposit and other intangible assets	(20,150)	(20,905)	(25,309)	(20,525)	(26,103)
Net average tangible common equity	$4,515,131	4,428,613	4,049,314	$4,472,111	4,020,467

Return on average equity (1)	9.40%	8.50%	3.23%	8.96%	5.58%
Adjustment due to average preferred shareholders' equity	0.32%	0.29%	0.12%	0.31%	0.20%
Return on average common equity (1)	9.72%	8.80%	3.35%	9.26%	5.78%
Adjustment due to goodwill, core deposit and other intangible assets	4.02%	3.71%	1.55%	3.87%	2.70%
Return on average tangible common equity (1)	13.75%	12.51%	4.90%	13.14%	8.48%
Adjustments as noted above	0.01%	0.86%	7.49%	0.43%	3.60%
Return on average tangible common equity excluding adjustments noted above (1)	13.76%	13.37%	12.39%	13.57%	12.08%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles, by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset and fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.